CORPORATE BYLAWS OF Lakeside Serenity Resorts Inc. ________________________________________ ARTICLE I - OFFICES 1. Principal Office The principal office of the Corporation shall be located at such place as determined by the Board of Directors. 2. Other Offices The Corporation may establish such other offices, either within or outside the State of incorporation, as the Board of Directors may determine. ________________________________________ ARTICLE II - SHAREHOLDERS 1. Annual Meeting An annual meeting of shareholders shall be held at a time and place designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly come before the meeting. 2. Special Meetings Special meetings of shareholders may be called by the Board of Directors, the Chief Executive Officer, or holders of at least ten percent (10%) of the voting power. 3. Notice of Meetings Written or electronic notice of each meeting shall be given not less than ten (10) nor more than sixty (60) days prior to the meeting date. 4. Quorum A majority of the outstanding shares entitled to vote shall constitute a quorum. 5. Voting Rights Each share of common stock shall be entitled to one (1) vote on each matter submitted to shareholders. ________________________________________ ARTICLE III - BOARD OF DIRECTORS 1. General Powers The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. 2. Number of Directors The number of directors shall be determined by resolution of the Board of Directors, and shall initially be between one (1) and five (5) directors. 3. Term of Office Directors shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. 4. Vacancies Any vacancy occurring in the Board of Directors may be filled by the remaining directors. ________________________________________ ARTICLE IV - MEETINGS OF THE BOARD 1. Regular Meetings Regular meetings of the Board of Directors may be held at such times as determined by resolution of the Board. 2. Special Meetings Special meetings may be called by the Chairman of the Board or a majority of directors. 3. Notice Notice of any special meeting shall be given at a reasonable time in advance. 4. Quorum A majority of the directors then in office shall constitute a quorum. ________________________________________ ARTICLE V - OFFICERS 1. Officers The officers of the Corporation shall include, but not be limited to: - Chief Executive Officer (CEO) - Chief Financial Officer (CFO) - Secretary 2. Appointment Officers shall be appointed by the Board of Directors. 3. Authority and Duties Each officer shall have the authority and perform the duties assigned by the Board of Directors. 4. Removal Any officer may be removed by the Board of Directors at any time. ________________________________________ ARTICLE VI - STOCK 1. Certificates Shares may be issued in certificated or uncertificated form as determined by the Corporation. 2. Transfer of Shares Shares shall be transferable only in accordance with applicable laws and the Corporation's policies. 3. Regulation A Compliance The issuance and transfer of shares shall comply with Regulation A requirements and applicable securities laws. ________________________________________ ARTICLE VII - RECORDS The Corporation shall maintain accurate records of: - Shareholders - Financial statements - Minutes of meetings of the Board and shareholders Shareholders may inspect records in accordance with applicable law. ________________________________________ ARTICLE VIII - DIVIDENDS Dividends may be declared by the Board of Directors at its discretion, subject to applicable law and financial condition of the Corporation. ________________________________________ ARTICLE IX - INDEMNIFICATION The Corporation shall indemnify its directors and officers to the fullest extent permitted by applicable law. ________________________________________ ARTICLE X - AMENDMENTS These Bylaws may be amended, altered, or repealed by the Board of Directors or shareholders as permitted by law. ________________________________________ ARTICLE XI - ADOPTION These Bylaws are hereby adopted by the Board of Directors of the Corporation. ________________________________________ ADOPTED BY THE BOARD OF DIRECTORS Lakeside Serenity Resorts Inc. By: Xiaowei Jin Name: Xiaowei Jin Title: Chief Executive Officer Date: March 26, 2026